Exhibit 21.1

List of Principal Subsidiaries of

Studio City International Holdings Limited

Name	Place of Incorporation

1. MSC Cotai Limited	British Virgin Islands

2. Studio City Holdings Five Limited	British Virgin Islands

3. Studio City Holdings Limited	British Virgin Islands

4. Studio City (HK) Limited	Hong Kong

5. Studio City Ventures Limited	Macau

6. Studio City (HK) Three Limited	Hong Kong

7. Studio City Finance Limited	British Virgin Islands

8. Studio City Investments Limited	British Virgin Islands

9. Studio City Company Limited	British Virgin Islands

10. Studio City Holdings Two Limited	British Virgin Islands

11. Studio City Holdings Three Limited	British Virgin Islands

12. Studio City Holdings Four Limited	British Virgin Islands

13. Studio City Services Limited	Macau

14. SCP Holdings Limited	British Virgin Islands

15. SCIP Holdings Limited	British Virgin Islands

16. Studio City Entertainment Limited	Macau

17. Studio City Hotels Limited	Macau

18. Studio City Hospitality and Services Limited	Macau

19. SCP One Limited	British Virgin Islands

20. SCP Two Limited	British Virgin Islands

21. Studio City Retail Services Limited	Macau

22. Studio City Developments Limited	Macau

23. Studio City (HK) Two Limited	Hong Kong